PRESS RELEASE

November  25,  2002

FOR  IMMEDIATE  RELEASE

BENTLEYCAPITALCORP.COM INC. ACQUIRES PROTON LABORATORIES, LLC.

ALAMEDA, CALIFORNIA (NOVEMBER 25, 2002) - BentleyCapitalCorp.com, Inc. ("Bentley") is pleased to announce that it received confirmation on November 22, 2002, that Proton Laboratories, LLC, was merged with and into Bentley's wholly-owned subsidiary, VWO I Inc., effective November 15, 2002. The company will be known as Proton Laboratorie-s Inc. ("Proton"). As a result of the merger, Edward Alexander, the sole owner of Proton Laboratories, LLC, exchanged 100% of the outstanding units of Proton Laboratories, LLC for 1,750,000 shares of Bentley common stock. Edward Alexander is the majority owner of the common stock of Bentley.

Proton intends to continue the business of Proton Laboratories, LLC, which includes marketing residential and commercial functional water systems. "Functional water" is water that has been processed through an electrolytic ion separation or electrolysis process and has a wide array of functional properties due to its unique characteristics. Proton's functional water systems restructure tap water into one type of water that is alkaline in concentration and one type of water that is acidic in concentration. Proton believes that the functional water systems it markets will have applications in a large variety of industries, such as agriculture, food processing, medicine and dentistry, heavy industry, mining, environmental clean-up and beverages.

Bentley intends to continue its vitamin distribution business through its Vitamineralherb.com license, as more fully described in Bentley's public filings with the Securities and Exchange Commission. Bentley believes that vitamins and functional water are complementary products that may be marketed or used in conjunction with one another at some point in the future.

Several  other  corporate  actions  occurred  in  connection  with  the  merger:

     - The composition of Bentley's board of directors changed. Michael Kirsh resigned as the sole member of the board of directors, and Edward Alexander, Dick Wullaert and Micael Ledwith were appointed to the board of directors.

     - Michael Kirsh resigned as an officer of Bentley, while Edward Alexander and Dick Wullaert were appointed President and Vice President/Chief Technical Officer, respectively.

     -    VWO I Inc. changed its name to Proton Laboratorie-s Inc.

     - Bentley's headquarters will move to Proton Laboratorie-s Inc.'s offices in Alameda, California.


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Mr.  Edward Alexander, the former member of Proton Laboratories, LLC and current
President of Bentley, said, "We are happy to close this transaction, because it represents a significant step for us to move forward with expansion plans for Proton. We are now in a position to finalize several potential licensing and distribution agreements in Japan and the United States and to increase our market presence in Canada and Mexico. This merger is the first step in creating an expanded market for Proton's functional water devices and applications."

                           Forward-Looking Statements

The matters discussed in this press release may contain "forward looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes," "intends," "plans," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by BentleyCapitalCorp.com, Inc. You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that BentleyCapitalCorp.com, Inc. achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and BentleyCapitalCorp.com, Inc. assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by BentleyCapitalCorp.com, Inc. in its reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect its business.

CONTACT  INFORMATION:
--------------------
BentleyCapitalCorp.com,  Inc.
CONTACT:  Edward  Alexander
President
(510)  865-6412


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